EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-187885,) and Form S-8 (Nos. 333-178630, 333-27429 and 333-125264) of Associated Estates Realty Corporation of our report dated February 18, 2015 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Cleveland, OH
February 18, 2015